UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 7, 2007

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into or Amendment of a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into or Amendment of a Material Definitive Agreement.
     On October 7, 2007 Business Objects S.A. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into a Tender Offer Agreement (the “Tender Offer Agreement”) with SAP AG (“SAP”), providing for SAP, either directly or through a wholly owned subsidiary, to acquire for cash all outstanding ordinary shares, nominal value €0.10, of the Company (the “Company Shares”), including Company Shares represented by American Depositary Shares (the “Company ADSs”), as well as the outstanding warrants (the “Company Warrants”) and convertible bonds (the “Company Convertible Bonds”) issued by the Company (the Company Shares (including Company Shares issuable upon exercise of share options or Company Warrants and upon conversion of Company Convertible Bonds), the Company ADSs, the Company Warrants and the Company Convertible Bonds referred to as the “Company Securities”), through concurrent tender offers in the United States and France (as such offers may be amended from time to time, the “Offers”).
     Pursuant to the Offers, SAP will offer (a)(i) for each Company Share (other than Company Shares represented by Company ADSs) validly tendered and not withdrawn €42.00 in cash, without interest (the “Share Price”) and (ii) for each Company ADS (each Company ADS representing one Company Share) validly tendered and not withdrawn an amount in US dollars equivalent to the Share Price (based on the EUR/US$ exchange rate as of the settlement of the Offers), without interest, (b) for each Company Warrant validly tendered and not withdrawn the price in cash, without interest, corresponding to such Company Warrant set forth on Annex 1 to the Tender Offer Agreement, and (c) for each Company Convertible Bond validly tendered and not withdrawn €50.65 in cash, without interest.
     For persons outside of France, on the closing of the Offers, outstanding Company stock options and restricted stock units will be substituted by SAP for awards that will continue to vest according to existing schedules. Employees in countries other than France will have their existing options or restricted stock substituted for a right that will permit them to continue to exercise while the Company’s shares are traded and will convert to a stock appreciation right thereafter. For employees in France, on the closing of the Offers, a liquidity mechanism will be offered to the employees to provide for a similar economic result without causing the employee to dispose of the Company’s shares prior to satisfaction of applicable tax holding periods.
     The Tender Offer Agreement contains certain termination rights of the Company and SAP and provides that, upon termination of the Tender Offer Agreement under certain circumstances, the Company will be required to pay SAP a termination fee of €86 million.
     The Company has agreed to specified covenants in the Tender Offer Agreement, including covenants relating to the Company’s conduct of business between the date of the Tender Offer Agreement and the consummation of the Offers, restrictions on solicitations of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.
     The obligation of SAP to open the Offers is subject to limited conditions, including receipt of certain governmental approvals. The consummation of the Offers is subject to (a) receipt of antitrust approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Article 6(1)(b) of the European Commission Merger Regulation and (b) Company Securities representing at least 50.01% of the Company on a fully diluted basis having been tendered and not withdrawn prior to the closing of the Offers. Once SAP has filed a note d’operation with the Autorité des marchés financiers (the “AMF”), the offers may not be withdrawn by SAP unless (a) the AMF publishes a timetable for a competing offer and the Company’s board does not reissue its recommendation for SAP’s offer within five business days of the AMF publication, (b) with the approval of the AMF if the Company adopts measures that modify its substance (modificant sa consistance) or (c) with the approval of the AMF if the offers become irrelevant (sans objet) under French law.
     The foregoing description of the Tender Offer Agreement and the terms of the Offers is not complete and is qualified in its entirety by reference to the Tender Offer Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     On October 8, 2007, the Company held conference calls from each of Paris, France, Frankfurt, Germany and San Jose, California to discuss the proposed transaction. A copy of the conference call presentation slides provided during each of these conference calls are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Tender Offer Agreement dated October 7, 2007
99.1	Press Release issued by Business Objects S.A. and SAP AG dated October 7, 2007
99.2	Presentation Slides for October 8, 2007 Conference Calls (Paris, Frankfurt and San Jose)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2007

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Tender Offer Agreement dated October 7, 2007
99.1	Press Release issued by Business Objects S.A. and SAP AG dated October 7, 2007
99.2	Presentation Slides for October 8, 2007 Conference Calls (Paris, Frankfurt and San Jose)

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